UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 27, 2007
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InterDigital Communications Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA		19406-1409
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The slide presentation attached hereto as Exhibit 99.1 will be presented by InterDigital Communications Corporation during individual investor meetings on March 27, 2007, and may be used at future investor conferences or meetings. Slide no. 8 of this investor presentation confirms previous guidance issued by the Company in a press release dated February 28, 2007, in which Richard J. Fagan, Chief Financial Officer commented, “In first quarter 2007, we expect to report recurring revenues from existing agreements of $53 million to $55 million.”

The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act) or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Investor Presentation of InterDigital Communications Corporation dated March 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ Lawrence F. Shay
Lawrence F. Shay
Chief Legal Officer and Government Affairs
Dated: March 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation of InterDigital Communications Corporation dated March 2007.